FOURTH QUARTER & FULL YEAR 2015 CONFERENCE CALL & WEBCAST

March 14, 2016



MANUFACTURING THE FUTURE™

WWW.3DSYSTEMS.COM | NYSE: DDD

PARTICIPANTS

Andy Johnson	• Interim President & CEO; Chief Legal Officer
Dave Styka	• Executive Vice President; Chief Financial Officer
Stacey Witten	• Vice President, Investor Relations

WELCOME WEBCAST VIEWERS

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FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "hope," "expects," "intends," "plans," "anticipates," "contemplates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described on this message including those set forth below. In addition, we undertake no obligation to update or revise any forward-looking statements to reflect events, circumstances, or new information after the date of the information or to reflect the occurrence or likelihood of unanticipated events, and we disclaim any such obligation.

Forward-looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown risks, uncertainties, assumptions, and other factors, many of which are beyond our control, that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. 3D System's actual results could differ materially from those stated or implied in forward-looking statements. Past performance is not necessarily indicative of future results. We do not intend to update these forward looking statements even though our situation may change in the future. Further, we encourage you to review the risks that we face and other information about us in our filings with the SEC, including our Annual Report on Form 10-K. These are available at www.SEC.gov.

OVERVIEW & UPDATE

Andy Johnson
Interim President & CEO and Chief Legal Officer



COMPANY UPDATE

We have made progress in areas that we believe are critical to the company's advancement, profitability and long-term, sustainable growth.

We are taking steps to better prioritize our resources and reduce costs, while we are also investing in meaningful opportunities in key verticals from the product design shop to the factory floor.

We made a significant step towards these goals with our shift away from consumer products and services. We also introduced new professional and industrial manufacturing 3D printers.

We are continuing to review each of our business activities as we focus around professional and industrial applications.

LEADERSHIP

We are currently in the midst of a complete and comprehensive review of our business and strategy.

Our leadership team and employees throughout the company have stepped up and are contributing to delivering improvements while ensuring the effectiveness of our operations companywide.

Our commitment to quality people, business processes and products is being demonstrated through a culture based on transparency, accountability and collaboration and improvements in customer experience and product launches.

We are focused on execution and enhancement of the business while the Board of Directors is continuing the process to name a permanent CEO.

FOURTH QUARTER OVERVIEW

Revenue decreased 2% to $183.4 million compared to the fourth quarter of 2014. Sequentially, revenue increased 21%.

Gross profit margin decreased to 32.8%. Excluding the impact of the charges related to consumer inventory and purchase commitments, consolidated GPM was 47.7%.

Cash operating expenses of $66.7 million remained flat sequentially. Excluding the impairment related to goodwill and other intangible assets, operating expenses were $88.9 million.

GAAP loss of $5.32 per share and non-GAAP earnings of $0.19 per share.

All comparisons are as compared to the fourth quarter of 2014 unless otherwise noted.

FINANCIAL REVIEW

Dave Styka

Executive Vice President & CFO



MANUFACTURING*THE*FUTURE™

GAAP OPERATING RESULTS

$ in millions, except earnings per share

	Fourth Quarter		Full Year	
	2015	**2014**	**2015**	**2014**
Revenue	**$ 183.4**	**$ 187.4**	**$ 666.2**	**$ 653.7**
Gross Profit	**$ 60.2**	**$ 89.8**	**$ 291.8**	**$ 317.4**
Gross Profit Margin	*32.8%*	*47.9%*	*43.8%*	*48.6%*
Operating Expenses *	**$ 626.1**	**$ 85.5**	**$ 933.7**	**$ 291.1**
% of Revenue	*341.4%*	*45.6%*	*140.2%*	*44.5%*
Operating Income (Loss)	**($565.9)**	**$ 4.2**	**($641.9)**	**$ 26.3**
% of Revenue	*(308.6%)*	*2.2%*	*(96.4%)*	*4.0%*
3DS Net Income (Loss)	**($596.4)**	**$ 1.6**	**($655.5)**	**$ 11.6**
% of Revenue	*(325.2%)*	*0.9%*	*(98.4%)*	*1.8%*
Earnings (Loss) Per Share	**($5.32)**	**$ 0.01**	**($5.85)**	**$ 0.11**

- *Table may not foot due to rounding*

* 2015 operating expenses include an impairment charge of $537.2 million

NON-GAAP RECONCILIATION

$ in millions, except earnings per share

	Fourth Quarter		Full Year	
	2015	2014	2015	2014
GAAP net income	**($ 596.4)**	**$ 1.6**	**($ 655.5)**	**$ 11.6**
Cost of sales adjustments:				
Amortization of intangibles	$ 0.1	$ 0.1	$ 0.3	$ 0.3
Charges related to shift away from consumer	$ 27.4	—	$ 27.4	—
Operating expense adjustments:				
Acquisition and severance expenses	$ 3.4	$ 3.2	$ 9.3	$ 8.0
Amortization of intangibles	$ 13.2	$ 10.9	$ 60.8	$ 39.2
Impairment of goodwill and intangible assets	$ 537.2	—	$ 537.2	—
Non-cash stock-based compensation expense	$ 5.9	$ 9.1	$ 34.7	$ 32.8
Other expense adjustments:				
Loss on convertible notes	—	$ 0.0	—	$ 1.8
Loss on litigation awards/settlement	—	$ 0.0	$ 11.3	$ 0.0
Non-cash interest expense	—	$ 0.0	—	$ 0.2
Tax effect	$ 30.1	($ 1.1)	$ 4.6	($ 18.8)
Non-GAAP net income	**$ 20.9**	**$ 23.8**	**$ 30.0**	**$ 75.1**
Non-GAAP diluted earnings per share	**$ 0.19**	**$ 0.21**	**$ 0.27**	**$ 0.70**

- *Table may not foot due to rounding*

We use non-GAAP financial measures of adjusted net income and adjusted earnings per share to supplement our unaudited condensed consolidated financial statements presented on a GAAP basis to facilitate a better understanding of the impact that strategic acquisitions had on our financial results.

REVENUE HIGHLIGHTS

$ in millions

Quarter



$187
$161
$171
$152
$183
$15.0
$15.9
$9.3
$10.1
$11.1
$172.4
$144.8
$161.2
$141.5
$172.3
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Design & Manufacturing
Consumer

- Fourth quarter revenue decreased 2% from Q4 2014
- Timing of orders from healthcare and industrial customers and contributions from acquisitions supported fourth quarter revenue

Full Year



$513
$654
$666
$34.8
$43.8
$46.5
$478.6
$609.9
$619.7
2013
2014
2015
Design & Manufacturing
Consumer

- For the year, revenue increased 2% over 2014
- Expanded products and services from acquisitions contributed to growth

REVENUE BY CATEGORY & GEOGRAPHY

FULL YEAR REVENUE

$ in millions

Category


$700
$600
$500
$400
$300
$200
$100
$0
$653.7
$666.2
33%
24%
43%
39%
23%
38%
2014
2015
Products
Materials
Services

Geography


$700
$600
$500
$400
$300
$200
$100
$0
$653.7
$666.2
19%
30%
51%
16%
30%
54%
2014
2015
Americas
EMEA
Asia-Pac

- Products revenue decreased 9% to $257.4 million
- Materials revenue decreased 5% to $150.7 million
- Service revenue increased 22% to $258.1 million

- Americas revenue increased 7% to $358.0 million
- EMEA revenue increased 2% to $200.1 million
- APAC revenue decreased 13% to $108.1 million

GROSS PROFIT MARGIN

$ in millions

Fourth Quarter			
	Q4 2015	Q3 2015	Q4 2014
Products	(4.4%)	24.2%	33.8%
Materials	75.5%	75.9%	75.3%
Services	46.6%	49.8%	49.7%
Consolidated GPM	**32.8%**	**46.9%**	**47.9%**

Full Year		
	2015	2014
Products	19.5%	35.9%
Materials	75.7%	73.4%
Services	49.3%	46.9%
Consolidated GPM	**43.8%**	**48.6%**

- Tables may not foot due to rounding

- 2015 products and total GPM were negatively impacted by- the $27.4 million charge related to the shift away from consumer
- Excluding this expense:
  - Products GPM was 32.8% for Q4 and 30.2% for the year
  - Consolidated GPM was 47.7% for Q4 and 47.9% for the year

FOURTH QUARTER OPERATING EXPENSES

$ in millions

Fourth Quarter - Year over Year Comparison						
Category	**GAAP Operating Expenses**			**Non-GAAP Operating Expenses**		
	Q4 2015	**Q4 2014**	**Increase/ (Decrease)**	**Q4 2015**	**Q4 2014**	**Increase/ (Decrease)**
R&D	**$ 22.4**	**$ 22.5**	**(0.4%)**	**$ 22.4**	**$ 22.5**	**(0.4%)**
% of Revenue	*12%*	12%		*12%*	12%	
SG&A	**$ 66.5**	**$ 63.0**	**5.6%**	**$ 44.1**	**$ 39.9**	**10.5%**
% of Revenue	36%	34%		*24%*	*21%*	
Impairment Charges	**$ 537.2**	**—**	**NA**	**—**	**—**	**NA**
% of Revenue	293%	—		—	—	
Total Operating Exp	**$ 626.0**	**$ 85.5**	**632.2%**	**$ 66.5**	**$ 62.4**	**6.6%**
% of Revenue	*341%*	*46%*		*36%*	*33%*	
Operating Expenses Excluding Impairment	***$ 88.9***	***$ 85.5***	***4.0%***			

- Tables may not foot due to rounding

- Excluding impairment charges, GAAP operating expenses increased 4% compared to Q4 2014
- Cash operating expenses increased 13% over the fourth quarter of 2014 to $66.7 million

SEQUENTIAL OPERATING EXPENSES

$ in millions

Fourth Quarter - Sequential Comparison						
Category	GAAP Operating Expenses			Non-GAAP Operating Expenses		
	Q4 2015	Q3 2015	Increase/ (Decrease)	Q4 2015	Q3 2015	Increase/ (Decrease)
R&D	**$ 22.4**	**$ 22.5**	**(0.4%)**	**$ 22.4**	**$ 22.5**	**(0.4%)**
% of Revenue	*12%*	15%		*12%*	15%	
SG&A	**$ 66.5**	**$ 83.2**	**(20.1%)**	**$ 44.1**	**$ 46.7**	**(5.6%)**
% of Revenue	36%	55%		*24%*	*31%*	
Impairment Charges	**$ 537.2**	**—**	**NA**	**—**	**—**	**NA**
% of Revenue	293%	—		—	—	
Total Operating Exp	**$ 626.0**	**$ 105.7**	**492.2%**	**$ 66.5**	**$ 69.1**	**(3.8%)**
% of Revenue	*341%*	*70%*		*36%*	*46%*	

- Tables may not foot due to rounding

- Cash operating expenses of $66.7 million were flat sequentially.
- As a result of the impairment of intangible assets, we expect a 42% reduction in amortization expense to $35.1 million in 2016.

BALANCE SHEET

$ in millions

	December 2015	September 2015	Sequential Increase/ (Decrease)	December 2014	YOY Increase/ (Decrease)
Cash	$ 155.6	$ 157.5	(1.2%)	$ 284.9	(45.4%)
Accounts Receivable	$ 157.4	$ 134.5	17.0%	$ 168.4	(6.5%)
Inventory	$ 105.9	$ 138.2	(23.4%)	$ 96.6	9.6%
Accounts Payable	$ 46.9	$ 48.5	(3.3%)	$ 64.4	(27.2%)
Working Capital	$ 287.0	$ 339.3	(15.4%)	$ 432.9	(33.7%)

- Tables may not foot due to rounding

- Generated $7.5 million of cash from operations during the fourth quarter of 2015 and used $3.1 million for the full year.
- In the fourth quarter, we paid $2.0 million for venture investments. For the full year, we paid $91.8 million for acquisitions and $5.8 million for venture investments in 2015.
- Inventory decreased from the $18.6 million write down of inventory related to our shift away from consumer combined with improvements we made within our planning and procurement processes.

FINANCIAL CONCLUSIONS

We are taking steps to reduce costs and better prioritize our resources, through targeted measures that include the consolidation of facilities and headcount reductions and companywide synergies.

At the same time, we are investing in products and services related to key verticals that we believe have meaningful opportunities.

At the end of 2015, we announced our shift away from consumer and we are currently evaluating how much of the expenses related to discontinued products will be redeployed as investments in other areas.

As we continue our comprehensive review of our business and strategy, we are committed to taking the necessary steps to improve profitability and foster long-term sustainable growth.

Q&A SESSION

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Please direct all questions through the teleconference portion of this call

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- **U.S.: 1-877-407-8291**
- **International: 1-201-689-8345**

Thank You



MANUFACTURING *THE* FUTURE™